CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I,  Donald F.  Crumrine,  Director,  Chairman  of the Board and Chief  Executive
Officer  of  Flaherty  &  Crumrine   Preferred  Income  Fund  Incorporated  (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006                    /S/ DONALD F. CRUMRINE
     ------------------------    -----------------------------------------------
                                 Donald F. Crumrine, Director, Chairman of
                                 the Board and Chief Executive Officer
                                 (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 17, 2006            /S/ R. ERIC CHADWICK
     ------------------------    -----------------------------------------------
                                 R.  Eric  Chadwick,  Chief  Financial  Officer,
                                 Treasurer   and   Vice   President
                                 (principal financial officer)